UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2017

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pendrell Corporation (the “Company”) (i) awarded a discretionary cash bonus to the Company’s Chief Executive Officer and (ii) increased the annual base salaries of the Company’s Chief Financial Officer and Corporate Counsel.

CEO Bonus: The Company and Lee Mikles, the Company’s Chief Executive Officer and President, are parties to an employment letter dated June 1, 2015, pursuant to which Mr. Mikles is entitled to a nominal cash salary, time-based equity awards, and performance-based equity awards. In recognition of Mr. Mikles’ strong performance during 2016, the Compensation Committee approved for Mr. Mikles a discretionary cash bonus of two hundred fifty thousand dollars ($250,000), to be paid on February 15, 2017. In addition, the Compensation Committee increased Mr. Mikles’ nominal cash salary from $6,000.00 annually to $7,500.00 annually. The award of a discretionary cash bonus does not alter the terms of Mr. Mikles’ employment letter, and other than his nominal salary increase, the Compensation Committee did not approve any changes to Mr. Mikles’ employment letter.

Executive Salary Increase: The Company and Steve Ednie, the Company’s Chief Financial Officer, are parties to an employment letter dated August 28, 2014, and subsequently amended on January 1, 2015. The Company and Tim Dozois, the Company’s Corporate Counsel and Corporate Secretary, are parties to an employment letter dated July 1, 2011, and subsequently amended on January 1, 2015. In recognition of (i) their strong performance during 2016 and (ii) the absence of any base salary increases since 2014, the Compensation Committee approved salary increases for Mr. Ednie and Mr. Dozois, effective February 1, 2017. Mr. Ednie’s employment letter will be modified to reflect an annual base salary of $400,000.00 and Mr. Dozois’ employment letter will be modified to reflect an annual base salary of $300,000. Other than these base salary increases, the Compensation Committee did not approve any changes to Mr. Ednie’s or Mr. Dozois’ employment letters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

February 2, 2017	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary